Exhibit 10.22

EQUITY INCENTIVE PLAN OF

ALPHABET HOLDING COMPANY, INC.

STOCK OPTION AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, (A) the terms defined in the Equity Incentive Plan of Alphabet Holding Company, Inc. (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto, and (B) the terms defined in the Stockholders Agreement shall have the same defined meanings in Appendix B to this Stock Option Agreement (collectively, the “Agreement”).

You have been granted an Option to purchase Common Stock (referred to in this Agreement as “Common Stock” or “Share”) of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Optionee:	[ ]

Total Number of Shares
Subject to the Option:	[ ]

Exercise Price per Share:	$[ ]

Total Exercise Price on Grant Date:	$[ ]

Grant Date:	[ ], 2011

Vesting Commencement Date:	[ ]

Type of Option:	Nonqualified Stock Option

Final Expiration Date:	[ ], 2021

Vesting Schedule:	This Option will vest and become exercisable in accordance with the vesting schedule set forth in Appendix A, depending on the classification of the Option as follows:

	Time Options:	[ ] Shares Subject to the Option

	Performance Options:	[ ] Shares Subject to the Option

Your signature below indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice, Appendix A to the Agreement, Appendix B to the Agreement, and the Plan).  ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A AND APPENDIX B, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

ALPHABET HOLDING COMPANY, INC.	OPTIONEE

By
Name:	[ ]
Title:

APPENDIX A TO STOCK OPTION AGREEMENT

ARTICLE I.
GRANT OF OPTION

Section 1.1             Grant of Option.  The Company hereby grants to the Optionee an Option to purchase any part or all of an aggregate of the Shares set forth in the Grant Notice pursuant to which this Appendix A is attached, upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice, this Appendix A and Appendix B).  The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Administrator.

Section 1.2             Option Subject to Plan.  The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Article VIII thereof.  Except as provided in Section 3.2, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail, provided that, except as provided by Section 8.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, impair any rights or obligations under the Option.

Section 1.3             Exercise Price.  The Exercise Price of the Shares covered by the Option shall be the Exercise Price per Share as set forth in the Grant Notice (without commission or other charge).

ARTICLE II.
VESTING SCHEDULE; EXERCISABILITY

Section 2.1             Vesting and Exercisability of Time Options.

(a)           Vesting.  Except as provided below, the Time Options shall become vested, so long as the Optionee remains continuously in service as a Service Provider, from the date hereof through each relevant date set forth below, as follows:

(i)            20% of the Time Options shall become vested on the first anniversary of the Vesting Commencement Date;

(ii)           20% of the Time Options shall become vested on the second anniversary of the Vesting Commencement Date;

(iii)          20% of the Time Options shall become vested on the third anniversary of the Vesting Commencement Date;

(iv)          20% of the Time Options shall become vested on the fourth anniversary of the Vesting Commencement Date; and

(v)           20% of the Time Options shall become vested on the fifth anniversary of the Vesting Commencement Date.

(b)           Termination Vesting; Liquidity Event Vesting.

(i)            If, within the 12-month period following the date of a Change in Control, the Optionee’s employment is terminated by the Company without Cause or if Optionee resigns his or her employment for Good Reason, and the Optionee executes and does not revoke a release of claims provided to the Optionee by the Company, any and all unvested Time Options shall become fully vested.  Notwithstanding anything herein to the contrary, no unvested Time Options shall vest pursuant to this Section 2.1(b)(i) if the Administrator determines that the Deemed Internal Rate of Return was less than 20% as of the effective date of such Change in Control.

(ii)           Any and all unvested Time Options shall become fully vested at the effective time of the first Liquidity Event.

(c)           Discretionary Vesting.  The Administrator, in its sole discretion, may accelerate the vesting of any outstanding unvested portion of the Time Options that does not otherwise vest pursuant to this Section 2.1.

Section 2.2             Vesting and Exercisability of Performance Options.

(a)           Performance Based Vesting.  If, as of the effective date of the first Liquidity Event, the Administrator determines that the Internal Rate of Return is between 20% and 25%, then, so long as the Optionee remains continuously in service as a Service Provider through the date of such Liquidity Event, the portion of the Performance Options which shall be entitled to vest, at the effective time of such Liquidity Event, shall be as follows:

(i)            20% of the Performance Options shall vest upon the achievement of an Internal Rate of Return that is equal to and not greater or less than 21.0%;

(ii)           40% of the Performance Options shall vest upon the achievement of an Internal Rate of Return that is equal to and not greater or less than 22.0%;

(iii)          60% of the Performance Options shall vest upon the achievement of an Internal Rate of Return that is equal to and not greater or less than 23.0%;

(iv)          80% of the Performance Options shall vest upon the achievement of an Internal Rate of Return that is equal to and not greater or less than 24.0%;

(v)           100% of the Performance Options shall vest upon the achievement of an Internal Rate of Return that is equal to and not greater or less than 25.0%; and

(vi)          with respect to any portion of the Performance Options that does not vest pursuant to any of clauses (a)(i) through (a)(v) above, the Administrator shall use linear interpolation on a pro rata basis consistent with the vesting provisions contained in clauses (a)(i) through (a)(v) above to determine the portion of the Performance Options that shall vest and become exercisable, at the effective time of such Liquidity Event.

For the avoidance of doubt, and notwithstanding anything herein to the contrary, no portion of the Performance Options shall vest if the Internal Rate of Return as of the effective time of such Liquidity Event is below 20%, and 100% of the Performance Options shall vest, at the effective time of such Liquidity Event, if the Internal Rate of Return as of such date is 25% or greater.

(b)           Discretionary Vesting.  The Administrator, acting reasonably in its sole discretion, may accelerate the vesting of any outstanding unvested portion of the Performance Options that does not otherwise vest pursuant to this Section 2.2.

Section 2.3             No Vesting of Options.  Notwithstanding anything to the contrary in this Agreement and except as provided in Section 2.2(b), any portion of the Option that has not become vested pursuant to Section 2.1 or 2.2 on or prior to the date of the Optionee’s termination of service as a Service Provider shall be forfeited and shall not thereafter become vested or exercisable.

Section 2.4             Exercisability of the Option.   The Optionee shall not have the right to exercise the Option until the date the applicable portion of the Option becomes vested pursuant to Section 2.1 or 2.2.  The date that the applicable portion of the Option becomes exercisable is referred to herein as the “Exercise Commencement Date.”  Subject to Section 8.1 of the Plan, following the Exercise Commencement Date, the applicable portion of the Option shall remain exercisable until it becomes unexercisable under Section 2.5.  Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 2.5             Expiration of Option.

(a)           Subject to the terms of the Plan, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)            The Final Expiration Date;

(ii)           Except for such longer period of time as the Administrator may otherwise approve, in the event of Optionee’s termination of service as a Service Provider for any reason other than Cause, death or Disability, ninety (90) days following the date of the Optionee’s termination of service as a Service Provider;

(iii)          Except as the Administrator may otherwise approve, the date that the Company terminates the Optionee’s service as a Service Provider for Cause; or

(iv)          Except for such longer period of time as the Administrator may otherwise approve, twelve (12) months following the Optionee’s termination of service as a Service Provider by reason of the Optionee’s death or Disability.

(b)           For the purposes of the Plan and this Agreement, the date of the Optionee’s termination of service as a Service Provider shall be the last day that the Optionee provided service as a Service Provider.

Section 2.6             Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 2.7             Exercise of Option.  The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

Section 2.8             Manner of Exercise; Tax Withholding.

(a)           Unless determined otherwise by the Administrator, as a condition to the exercise of the Option, the Optionee shall concurrently with the exercise of the Option, execute the Stockholders Agreement, unless the Optionee has already executed the Stockholders Agreement.  This Section 2.8(a) shall not apply if the Shares underlying the Option are registered on Form S-8 or otherwise.

(b)           To the extent permitted by law or the applicable listing rules, if any, the Optionee may pay for the Shares with respect to which such Option or portion of such Option is exercised through (i) payment in cash; (ii) the delivery of Shares which are owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the exercised portion of the Option; (iii) through the surrender of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of the exercise of the Option equal to the aggregate Exercise Price of the exercised portion of the Option; or (iv) following the date the Shares are listed on a national securities exchange, the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then-issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

(c)           The Optionee shall make appropriate arrangements for the payment to the Company (or its Subsidiaries, as applicable) of all amounts which the Company (or its Subsidiary, as applicable) is required to withhold under applicable law in connection with the exercise of the Option.  With the consent of the Administrator and subject to any applicable legal conditions or restrictions, the Company shall, upon the Optionee’s request, withhold from the Shares otherwise issuable to the Optionee upon the exercise of the Option (or any portion thereof) a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse accounting).  Any adverse consequences to the Optionee arising in connection with the Share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Optionee.

ARTICLE III.
OTHER PROVISIONS

Section 3.1             Optionee Representation; Not a Contract of Service.  The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Subsidiaries.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as a Service Provider, or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except pursuant to an employment or consulting agreement executed by and between the Company and the Optionee and approved by the Board.

Section 3.2             Shares Subject to Plan and Stockholders Agreement; Restrictions on the Transfer of Options and Common Stock.  Except as otherwise set forth in this Section 3.2, the Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement including, without limitation, the terms and conditions set forth on Appendix B attached hereto and including, without limitation, the restrictions set forth in Sections 5.6 and 5.7 of the Plan.  Notwithstanding anything in the Plan or this Agreement to the contrary, (i) in the event a Corporate Event occurs prior to the date of a Liquidity Event and the Administrator takes any action with respect to the unvested portion of the Option pursuant to Section 8.1(b)(i)(A) or Section 8.1(b)(ii) of the Plan, the unvested portion of such Option that is scheduled to terminate pursuant to either of such sections will automatically vest at the effective time of such Corporate Event and the Optionee shall be provided with no less than fifteen (15) days advance notice that the applicable portion of the Option may be exercised at the effective time of such Corporate Event, (ii) where the Plan states that the Administrator may act in its “sole discretion,” the Administrator agrees that it shall act in good faith to the extent any such action will adversely affect the Option and the Administrator shall use its commercially reasonable efforts to ensure that its actions do not result in adverse tax consequences to the Optionee under Section 409A of the Code; and (iii) Section 8.4 of the Plan shall not apply to Optionee.

Section 3.3 Construction.  This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

Section 3.4             Conformity to Securities Laws.  The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.  Notwithstanding anything herein to the contrary, the Plan, the Stockholders Agreement and this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.5             Amendment, Suspension and Termination.  The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as provided by Section 8.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, impair any rights or obligations under the Option.

Section 3.6             Data Privacy Consent.  As a condition of the Option grant, the Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.  The Optionee understands that the Company and its Subsidiaries and Affiliates hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all restricted stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”).  The Optionee further understands that the Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and its Subsidiaries and Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  The Optionee understands that these recipients may be located in the Optionee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country.  The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Optionee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares.  The Optionee understands that the Data will be held only as long as is necessary to implement, administer, and manage the Optionee’s participation in the Plan.  The Optionee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative.  The Optionee understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

ARTICLE IV.
DEFINITIONS

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan.  The singular pronoun shall include the plural, where the context so indicates.

Section 4.1             Cause.  “Cause” shall mean the termination by the Company of Optionee’s employment due to any one or more of the following events: (i) the Optionee’s willful misconduct with regard to the Company that results in a significant adverse impact on the Company; provided that no act or failure to act on Optionee’s part will be considered “willful” unless done, or omitted to be done, by Optionee not in good faith or without reasonable belief that his or her action or omission was in the best interests of the Company; (ii) the Optionee being indicted for, convicted of, or pleading nolo contendere to, a felony or intentional crime involving material dishonesty other than, in any case, vicarious liability or traffic violations; (iii) the Optionee’s conduct involving the use of illegal drugs; and/or (iv) the Optionee’s failure to attempt in good faith (other than when absent because of physical or mental incapacity) to follow a lawful directive of the Board within ten (10) days after written notice of such failure; provided, that in any case of the foregoing, the Company has provided reasonable notice to Employee and Employee has been given an opportunity, together with counsel, to be heard before the Board, and thereafter whether or not an event giving rise to “Cause” has occurred will be determined by the Board reasonably and in good faith.

Section 4.2             Change in Control.  “Change in Control” shall mean (a) any transaction (including, without limitation, any merger, consolidation or sale of assets or equity interests, or any acquisition of stock in the open market or otherwise) the result of which is that any “person” (as defined within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or “group” (as defined within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act), other than any of the Principal Stockholders or an Affiliate of any Principal Stockholders, obtains (i) direct or indirect beneficial ownership of more than fifty (50) percent of the voting power of the Successor Company’s securities outstanding immediately after such transaction, or (ii) all or substantially all of the assets of the Company, or the Company and its Subsidiaries taken as a whole, or (B) the consummation of a merger which results in the Principal Stockholders, including any Affiliates of any Principal Stockholders, no longer holding, directly or indirectly, beneficial ownership of more than fifty (50) percent of the voting power of the Successor Company’s securities.  For this purpose, “Successor Company” shall mean the Company, its successor or the entity that, as a result of a transaction, controls, directly or indirectly, the Company (or its successor) immediately after the transaction.  Notwithstanding the foregoing, in no event shall a Change in Control occur as a result of a public offering of shares of common stock of the Company or a Successor Company.

Section 4.3             Company.  “Company” shall mean Alphabet Holding Company, Inc., a Delaware corporation.

Section 4.4             Effective Date.  “Effective Date” shall mean October 1, 2010, the date of the consummation of the transactions contemplated in that certain Agreement and Plan of Merger among the Company, NBTY, Inc., and Alphabet Merger Sub, Inc., dated as of July 15, 2010.

Section 4.5             Date of Termination Fair Market Value.  “Date of Termination Fair Market Value” shall mean the product determined by multiplying (i) the number of Shares subject to the Vested Portion that is subject to the Election, by (ii) the Fair Market Value per Share on the Date of Termination.  Fair Market Value for this purpose shall be determined in accordance with the terms of the Stockholders Agreement, as amended by any side letter agreement between the Company and the Optionee.

Section 4.6             Deemed Internal Rate of Return.  “Deemed Internal Rate of Return” shall mean the internal rate of return which would have been realized by the Principal Stockholders on the Invested Capital as a result of proceeds in respect of their Investment realized and deemed realized by the Principal Stockholders (calculated without reduction for any taxes which would have been imposed on such proceeds and after giving effect to any vested Awards), and determined in respect of any Change in Control as if the Principal Stockholders liquidated their entire remaining Investment in such Change in Control for a price equal to the fair market value of the remaining Investment on the date of the Change in Control, as reasonably determined by the Administrator.

Section 4.7             Exercise Price.  “Exercise Price” shall mean the per Share price set forth in the Grant Notice.

Section 4.8             Final Expiration Date.  “Final Expiration Date” shall mean the final expiration date set forth in the Grant Notice.

Section 4.9             Good Reason.  “Good Reason” shall mean the resignation by Optionee of his or her employment within ninety (90) days after the occurrence of any of the following events without his or her prior written consent: (i) a material diminution in the nature or scope of Optionee’s responsibilities, duties or authority; or (ii) the relocation by the Company of Optionee from his or her primary place of employment with the Company by more than 50 miles; provided, that in any case of the foregoing, the Optionee has provided the Company written notice that Optionee believes in good faith that such event giving rise to such claim of Good Reason has occurred; and provided further that any such event remains uncured after ten (10) business days after Optionee has provided such written notice to the Company.

Section 4.10           Grant Date.  “Grant Date” shall be the grant date set forth in the Grant Notice.

Section 4.11           Grant Notice.  “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

Section 4.12           Internal Rate of Return.  “Internal Rate of Return” shall mean the internal rate of return realized by the Principal Stockholders on the Invested Capital as a result of the Investment Proceeds realized or deemed realized by the Principal Stockholders, calculated without reduction for any taxes imposed on such Investment Proceeds and after giving effect to any vested Awards. The Internal Rate of Return shall be determined in respect of any Liquidity Event as if the Principal Stockholders liquidated their entire remaining Investment in such Liquidity Event for a price equal to the fair market value of the remaining Investment on the date of the Liquidity Event, as reasonably determined by the Administrator.  In determining the Internal Rate of Return as of any date, all Investment Proceeds theretofore received, directly or indirectly, by the Principal Stockholders in respect of their Investment shall be taken into account, and no other amounts theretofore received by the Principal Stockholders shall be taken into account.

Section 4.13           Invested Capital.  “Invested Capital” shall mean the purchase price paid by the Principal Stockholders for the Investment, including any fees and expenses paid by any Principal Stockholder.

Section 4.14           Investment.  “Investment” shall mean the Shares acquired by the Principal Stockholders in connection with their investment in the Company on the Effective Date.

Section 4.15           Investment Proceeds.  “Investment Proceeds” shall mean all cash or cash equivalents received by the Principal Stockholders in respect of the Investment, net of any unreimbursed fees and expenses paid or payable to any Principal Stockholder or third party, including the aggregate value of any cash received in connection with the disposition of any property previously exchanged for or in consideration of any portion of the Investment.  In connection with a Liquidity Event, the Fair Market Value of any equity securities of the Company and any property previously received in consideration for the Investment, in each case, held by the Principal Stockholders at the time of the Liquidity Event that are not disposed of in the Liquidity Event shall be treated as Investment Proceeds.

Section 4.16           Liquidity Event.  “Liquidity Event” shall mean either (a) the consummation of the sale, transfer, conveyance or other disposition in one or a series of transactions, of the equity securities of the Company or its successor held, directly or indirectly, by any of the Principal Stockholders in exchange for cash, or in the case of any transaction resulting in the exchange for consideration other than cash (“non-cash consideration”) the receipt of cash upon the disposition of such non-cash consideration, such that immediately following such transaction or disposition (or series of transactions or dispositions), the total number of all equity securities of the Company or its successor held, directly or indirectly, by the Principal Stockholders is, in the aggregate, less than 25% of the total number of equity securities (as such securities may be adjusted for the occurrence of a corporate event) held, directly or indirectly, by the Principal Stockholders as of the Effective Date (as such securities may be adjusted for the occurrence of a corporate event); or (b) the consummation of the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and other than by way of any transaction otherwise covered under the preceding sub-clause(a)), in one or a series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Subsidiaries taken as a whole, to any “person” (as defined within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act ) other than to any Principal Stockholders or an Affiliate of any Principal Stockholders.

Section 4.17           Option.  “Option” shall mean the option to purchase Common Stock granted under this Agreement.

Section 4.18           Optionee.  “Optionee” shall be the Person designated as such in the Grant Notice.

Section 4.19           Performance Options.  “Performance Option(s)” shall mean the portion of the Option designated as Performance Options in the Grant Notice.

Section 4.20           Plan.  “Plan” shall mean the Equity Incentive Plan of Alphabet Holding Company, Inc.

Section 4.21           Stockholders Agreement.  “Stockholders Agreement” shall mean that certain stockholders agreement, dated as of December 3, 2010, by and among the Company, Carlyle Partners V, L.P., a Delaware limited partnership, Carlyle Partners V-A, L.P., a Delaware limited partnership, CP V Coinvestment A, L.P., a Delaware limited partnership, CP V Coinvestment B, L.P., a Delaware limited partnership, CEP III Participations, SARL SICAR, a Luxembourg SARL, and the purchasers listed on the signature pages attached thereto.

Section 4.22           Time Options.  “Time Options” shall mean the portion of the Option designated as Time Options in the Grant Notice.

Section 4.23           Vesting Commencement Date.  “Vesting Commencement Date” shall be the vesting commencement date set forth in the Grant Notice.

***

APPENDIX B TO STOCK OPTION AGREEMENT

Additional Terms and Conditions

1.             Tag-Along Rights.

(a)           In the event that, at any time prior to the date on which the Company becomes a Publicly Listed Company, the Carlyle Shareholders propose to Transfer shares of Common Stock to a Third Party Purchaser (other than Transfers of shares to any affiliate of any Carlyle Shareholders, to any partner, member or shareholder of any Carlyle Shareholder upon liquidation of such Carlyle Shareholder or to any officer, employee, consultant, strategic investor or advisor of the Company or its affiliates), in a single Transfer or a series of related Transfers, then Optionee shall have the right (the “Tag-Along Right”) to require that the proposed Third Party Purchaser purchase from Optionee up to the number of whole Restricted Shares (including any Restricted Shares issuable in respect of all Vested Options held by Optionee whether or not exercised and including any options that vest as a result of the consummation of the Transfer to the Third Party Purchaser) equal to the number derived by multiplying (x) the total number of shares of Common Stock that the proposed Third Party Purchaser has agreed or committed to purchase, by (y) a fraction, the numerator of which is the total number of Restricted Shares (including any Restricted Shares issuable in respect of all Vested Options held by Optionee whether or not exercised and including any options that vest as a result of the consummation of the Transfer to the Third Party Purchaser) owned by Optionee, and the denominator of which is the aggregate number of shares of Common Stock owned by all Carlyle Shareholders and all other holders of Common Stock who have exercised a Tag-Along Right similar to the rights granted to Optionee in this Section 1 (the “Other Holders”) (including any Restricted Shares issuable in respect of all Vested Options held by Optionee and the Other Holders whether or not exercised and including any options that vest as a result of the consummation of the Transfer to the Third Party Purchaser); provided, that, unless otherwise agreed by the Company, the ratio of Restricted Shares to Vested Options that may be sold by Optionee pursuant to the Tag-Along Right shall be equal to the ratio of Restricted Shares to Vested Options held by Optionee.  The intent of this computation is to accord to Optionee the right to sell the same percentage of his or her holdings of Common Stock as the Carlyle Shareholders are entitled to sell in such a transaction, with such percentage being applied equally to the number of Restricted Shares and the number of Vested Options held by Optionee and the Other Holders.  Any Restricted Shares purchased from Optionee pursuant to this Section 1 shall be purchased at the same price per share of Common Stock and upon the same terms and conditions as such proposed Transfer by the selling Carlyle Shareholder(s); provided that the Carlyle Shareholders or their Affiliates may be granted rights to participate on the board of directors of any successor or acquiror of the Company or any governance rights with respect thereto that are not given to Optionee.  As used herein, “Publicly Listed Company” shall mean that the Company or its Successor (i) is required to file periodic reports pursuant to Section 12 of the Securities Exchange Act of 1934 and (ii) the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Securities Exchange Act of 1934, as amended) or is quoted on NASDAQ or a successor quotation system.

(b)           The Carlyle Shareholder(s) shall notify Optionee in writing in the event such Carlyle Shareholder(s) propose to make a Transfer or series of related Transfers giving rise to the Tag-Along Right at least fifteen (15) days prior to the date on which such Carlyle Shareholder(s) expect to consummate such Transfer (the “Sale Notice”), which notice shall specify the number of shares of Common Stock which the Third Party Purchaser intends to purchase in such Transfer.  The Tag-Along Right may be exercised by Optionee by delivery of a written notice to the Carlyle Shareholders (the “Tag-Along Notice”) within ten (10) days following receipt of the Sale Notice from such Carlyle Shareholder(s).  The Tag-Along Notice shall state the number of Restricted Shares and Vested Options that Optionee propose to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number as determined above).  In the event that the proposed Third Party Purchaser does not purchase the specified number of Restricted Shares and Vested Options from Optionee on the same terms and conditions as specified in the Sale Notice, then the Carlyle Shareholder(s) shall not be permitted to sell any shares of Common Stock to the proposed Third Party Purchaser unless the Carlyle Shareholder(s) purchase from Optionee such specified number of Restricted Shares and Vested Options on the same terms and conditions as specified in such Sale Notice.

(c)           At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 1, the Third Party Purchaser shall remit to Optionee the consideration for the total sales price of the Common Stock and/or Vested Options held by Optionee sold pursuant hereto minus the aggregate exercise price of any Vested Options being Transferred by Optionee to the Third Party Purchaser, against delivery by Optionee of certificates for such Common Stock, duly endorsed for Transfer or with duly executed stock powers, and an instrument evidencing the transfer or the cancellation of the Vested Options subject to the Tag-Along Right reasonably requested by the Company, and the compliance by Optionee with any other conditions to closing generally applicable to the Carlyle Shareholder(s) and all other holders of Common Stock selling shares in such transaction.   To the extent required by the terms and conditions generally applicable to the Carlyle Shareholder(s) and all other holders of Common Stock selling shares in such transaction, any portion of the consideration payable to Optionee may be escrowed or otherwise held back.

(d)           The terms of Section 4 of the Stockholders Agreement shall apply to any transaction or series of related transactions that give rise to a Tag-Along Right and shall be incorporated by reference herein.

(e)           Notwithstanding the forgoing in no event shall the Third Party Terms provide that (i) any shareholder (including any Management Shareholder and any Carlyle Shareholder) will be liable for the breach of any representation and warranty made by any other shareholder with respect to the title to the securities being sold by such other shareholder or any other representations and warranties to the extent they relate solely to any other shareholder and not the Company or its subsidiaries (e.g. due authorization, enforceability, no conflicts), the liability for which shall be several and not joint or (ii) any shareholder shall have any liability in excess of the aggregate consideration received by such shareholder in the transaction or series of related transactions giving rise to the Bring-Along Right.

2.             Piggyback Registration Rights.

(a)           The Company will promptly notify Optionee in writing (a “Registration Notice”) in the event that the Company proposes to effect a registration of shares of Common Stock with the Securities and Exchange Commission (a “Proposed Registration”) in a proposed public offering registered pursuant to the Securities Act of 1933 in which any Carlyle Shareholder is selling any shares of Common Stock (a “Public Offering”).  If, within 15 days of the receipt by Optionee of the Registration Notice (the “Registration Deadline”), the Company receives a written request from Optionee (a “Registration Request”) to register Registrable Shares (as defined below) held by Optionee (which request shall be irrevocable unless otherwise mutually agreed to in writing by Optionee and the Company), the Registrable Shares subject to the Registration Request shall, subject to subsection (b) of this Section 2, be included in the Proposed Registration and sold as part of such offering as provided in this Section 2.  Any Registrable Shares included in such Public Offering in accordance with this Section 2 shall not be subject to Section 1 of the Stockholders Agreement and, upon consummation of the Public Offering shall no longer be Restricted Shares subject to the Stockholders Agreement or this Letter Agreement.  For purposes hereof, “Registrable Shares” shall mean Restricted Shares of Common Stock held by Optionee or a transferee (including, shares of Common Stock issuable upon the exercise of any Vested Options) other than Restricted Shares that (i) were sold to Optionee or Optionee’s transferee pursuant to an effective registration statement under the Securities Act, (ii) were sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof (including transactions under Rule 144, or a successor thereto, promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (iii) after termination of Optionee’s employment with the Company, that can be sold within ninety (90) days in the manner described in clause (ii) above.

(b)           The maximum number of Registrable Shares which will be registered pursuant to a timely Registration Request will be the product of the Registration Fraction (as defined below) and the number of Restricted Shares (including any Restricted Shares issuable in respect of all Vested Options held by Optionee whether or not exercised and including any options that vest as a result of the consummation of the Public Offering) held by Optionee plus the number of Registrable Shares which were excluded in prior underwritings pursuant to the first proviso hereafter (and not thereafter sold in a subsequent offering as a result of this catch-up provision); provided, however, in the event that the lead underwriter with respect to such Proposed Registration determines in good faith that the inclusion of such Registrable Shares by Optionee in the Public Offering will adversely effect the success of such Public Offering, the Company may by written notice to Optionee exclude from such Proposed Registrations some or all of the Registrable Shares and further provided that if such adverse effect is based only on the number of securities being offered by all participants in the offering (and not the previous proviso), the reduction of Optionee’s Registrable Shares to be registered shall be proportional to the reduction on the Registrable Shares of the Carlyle Shareholders being reduced.  For purposes hereof, the “Registration Fraction” with respect to a Public Offering is a fraction, the numerator of which is the number of shares of Common Stock owned by the Carlyle Shareholders which are registered in such Public Offering, and the denominator of which is the number of shares of Common Stock owned by the Carlyle Shareholders.  Accordingly, if no shares of Common Stock owned by the Carlyle Shareholders are included in the Proposed Registration or the Public Offering, the Company will not be required to include any of Optionee’s shares in the Proposed Registration or the Public Offering.

(c)           Upon delivering a Registration Request, Optionee will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the Registrable Shares to be registered pursuant to this Section 2.

(d)           Notwithstanding, the foregoing, Optionee will not be entitled to include any Registrable Shares in any Proposed Registration, unless Optionee agrees to enter into an underwriters agreement and lock-up requested by the lead underwriter(s) in connection with such Proposed Registration.

(e)           In the event that the Company enters into any agreement with the Carlyle Shareholder(s) pursuant to which the Company and the Carlyle Shareholder(s) agree to indemnify each other with respect any information included in the registration statement with respect to any Public Offering, the Company shall offer to enter into an agreement with Optionee that provides indemnification to and from him or her to the same extent as the Carlyle Shareholder(s). The Company represents and warrants that it has not entered into any such agreement as of the date hereof.  In no event shall Optionee be required to pay any expenses in connection with any Public Offering in which he or she participates except to the extent the Carlyle Shareholder(s) participating in such Public Offering are required to pay such expenses and in no event shall Optionee be required to bear more than his or her pro rata share of such expenses (based upon the number of shares sold in such Public Offering).

(f)            This Section 2 and Section 5 of the Stockholders Agreement shall terminate at such time as Optionee ceases to have any Registrable Shares or unexercised options to acquire Common Stock that could become Registrable Shares upon exercise thereof.  Section 5 of the Stockholders

Agreement shall also terminate with respect to any Public Offering that is consummated more than 90 days after the Termination of Employment.

3.             Determination of Fair Market Value.

(a)           If Optionee disagrees with the determination of Fair Market Value by the Board of Directors with respect to Optionee’s Restricted Shares or Vested Options for the purposes of Section 2 of the Stockholders Agreement, then Optionee shall, within ten (10) business days of receiving notice of such determination, provide written notice thereof to the Company.  In the event any such notice of disagreement is timely provided, Optionee and the Board of Directors shall negotiate in good faith for a period of fifteen (15) business days (or such longer period as Optionee may mutually agree) to resolve any disagreements with respect to the determination.  If Optionee and the Board of Directors are unable to resolve such disagreements during such period, then the determination of Fair Market Value shall be made by a nationally recognized investment bank or other appraiser (the “Appraiser”) reasonably acceptable to both Optionee and the Company.

(b)           In determining the Fair Market Value (i) the Appraiser will give due regard to the then consolidated assets, liabilities, contingencies, earnings and prospects of the Company and its subsidiaries and any other factors deemed relevant by such Appraiser, using accepted valuation practices, (ii) such Appraiser will assume that all securities convertible into or exchangeable or exercisable for Common Stock or other equity securities of the Company (other than those the Appraiser determines in good faith are likely never to be converted because of their exercise or conversion price) have been converted, exchanged or exercised immediately prior to the valuation date and (iii) no minority discount or discount for lack of marketability shall be applied to the value of any Common Stock.

(c)           The Company shall, and shall cause its Affiliates to, (x) cooperate with the Appraiser in connection with such appraisal and (y) provide the Appraiser and its representatives with access to all of the Company’s records, financial data and employees and representatives in order to enable the Appraiser to make its determination.  The fees and expenses of such Appraiser shall be paid one-half by Optionee and one-half by the Company.  The determination of such Appraiser shall be final, conclusive and binding on Optionee and the Company.

4.             Amendments.  The Company shall not, without Optionee’s prior written consent, amend the Stockholders Agreement (other than the joinder of other Management Stockholders as parties thereto) unless (i) such amendment does not materially and adversely affect Optionee’s rights thereunder and hereunder, or (ii) Optionee consents to such amendment in writing, such consent not to be unreasonably withheld.

5.             Incorporation by Reference.  Subsections (c), (d), (f), (g), (h), (k) and (m) of Section 7 of the Stockholders Agreement are incorporated by reference herein.

6.             Miscellaneous.  This Appendix B shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.  Optionee may not assign the terms under this Appendix B or any of his or her rights hereunder without the prior written consent of the Company.